Exhibit 99.1

Raptor Pharmaceutical Reports First Quarter 2015 Financial Results and Provides Corporate Update

Reports PROCYSBI® Sales of $20.5 Million in First Quarter

Company to Host Conference Call and Webcast Today at 4:30 p.m. ET/1:30 p.m. PT

NOVATO, Calif., May 7, 2015 -- Raptor Pharmaceutical Corp. (NASDAQ: RPTP) reported financial results for the first quarter ended March 31, 2015 and provided an update on recent corporate developments.

Summary

Global net product sales for PROCYSBI® (cysteamine bitartrate) delayed-release capsules were $20.5 million for the first quarter ended March 31, 2015 compared to $12.1 million for the same period in 2014.

Raptor reported a net loss on a GAAP basis of $19.7 million for the first quarter, or $0.28 per share.

Cash and cash equivalents were $134.5 million as of March 31, 2015, which excludes $92.0 million of net proceeds raised in the April 2015 public offering.

In April, Michael DesJardin joined Raptor as Senior Vice President of Technical Operations to lead manufacturing efforts.

All completing patients enrolled in the company’s CyNCh pediatric NASH study finished 12 months of treatment including the biopsies with 86% of randomized subjects completing treatment and end-of-study liver biopsy.

Raptor maintains its 2015 financial guidance of global net product sales for PROCYSBI of between $80 and $90 million with a non-GAAP operating expense, excluding cost of goods and non-cash stock-based compensation expense, of between $115 and $125 million.

“Our core business continued to deliver strong growth and we entered 2015 with significant momentum. I am proud of our global team who are focused and resolved on improving patients’ lives around the world,” said Julie Anne Smith, President and CEO of Raptor Pharmaceutical. “In addition, this year, we are focused on advancing and expanding our portfolio through internal research and development and external business development efforts.”

First Quarter 2015 Financial Highlights

Raptor provides non-GAAP financial measures, which it believes can enhance an overall understanding of its financial performance when considered together with GAAP figures. Refer to the section of this press release below entitled "Non-GAAP Financial Information and Other Disclosures" for a full discussion on this subject.

Net Product Sales

PROCYSBI global net product sales for the first quarter of 2015 were $20.5 million compared to $12.1 million for the first quarter of 2014. As a reminder, the company now recognizes revenue when PROCYSBI is received by the specialty pharmacy instead of when PROCYSBI shipment receipt is confirmed by the patient. Revenue growth in the first quarter of 2015 was driven by continued market penetration in the U.S. and demand from the launch in Germany and other European territories. The company recorded sales in Germany, Austria, Switzerland, Norway, Denmark and Brazil during the first quarter of 2015.

Cost of Sales

Cost of sales were $3.7 million for the first quarter of 2015, compared to $1.3 million for the first quarter of 2014. Cost of sales were higher in the first quarter of 2015 than the first quarter of 2014 due to an increase in product sales and inventory reserves.

Research & Development (R&D)

R&D expenses were $16.6 million for the first quarter of 2015 compared to $9.5 million for the first quarter of 2014. The increase was primarily due to increases in staffing, preclinical studies, clinical trials and non-commercial drug manufacturing expenses.

Selling, General and Administrative (SG&A)

SG&A expenses were $14.8 million for the first quarter of 2015 compared to $12.1 million for the first quarter of 2014. The increase was primarily due to additional sales and marketing costs associated with the commercialization of PROCYSBI in the U.S. and in Europe.

Interest Expense

Interest expense was $4.5 million for the first quarter of 2015 compared to $3.0 million for the first quarter of 2014. The increase was due mainly to the higher royalty interest on increased sales in the first quarter of 2015.

Net Loss

GAAP net loss in the first quarter of 2015 was $19.7 million, or $0.28 per share, compared to a net loss of $14.9 million, or $0.24 per share, in the first quarter 2014.

Non-GAAP net loss, which excludes stock-based compensation expense, for the first quarter of 2015 was $16.8 million, or $0.24 per share, compared to a net loss of $12.5 million, or $0.20 per share, in the first quarter of 2014.

Cash and Cash Equivalents

Raptor ended the first quarter 2015 with $134.5 million in cash and cash equivalents, which excludes the $92.0 million in net proceeds received from a follow-on public offering completed on April 8, 2015.

2015 Financial Guidance

•	Raptor’s 2015 global net product sales guidance for PROCYSBI of $80 to $90 million remains unchanged.

•	The company reiterates full-year non-GAAP operating expense guidance, excluding cost of goods and non-cash stock-based compensation expense, of between $115 and $125 million.

Product and Pipeline Updates

PROCYSBI for Nephropathic Cystinosis

•	Currently, PROCYSBI is commercially available to patients in the U.S., where it is the market leader in nephropathic cystinosis, as well as Germany, Austria, Switzerland, Norway and Denmark. In addition, during the first quarter of 2015, Raptor delivered its first reimbursed patient order of PROCYSBI to Brazil on a named patient basis. The company expects to make additional shipments on a named patient basis in new territories during the remainder of 2015.

•	In February 2015, Raptor was awarded the New Treatment Award by the Lysosomal Disease Network for PROCYSBI at the WorldSymposium.

RP103 for Huntington’s Disease (HD)

•	In the Phase 2/3 Huntington’s disease (CYST-HD) trial,the last patient in the open label phase of the study is expected to complete the 36-month treatment visit this summer. The outcome of the 36-month data analyses will be available in 2H15.

 RP103 for Pediatric Non-alcoholic Steatohepatitis (NASH)

•	In the Phase 2b pediatric NASH (CyNCh) trial, all enrolled patients have completed the Week 52 visit and received their final biopsies, with 86% of randomized subjects completing 52 weeks of treatment and receiving their end-of-study liver biopsy. The evaluation of all final biopsies by a blinded central reader is under way.

•	The company anticipates release of the CyNCh study data by the National Institute of Diabetes and Digestive and Kidney Diseases (NIDDK) in 2H15.

RP103 for Mitochondrial Diseases

•	The Phase 2 study for mitochondrial diseases, including Leigh syndrome, remains ongoing. More than 50% of patients have been enrolled in the study.

•	The company expects to conduct interim analyses in 2H15 after four patients and 12 patients have completed the study to evaluate for early signs of efficacy of RP103 and to determine final sample size.

Anticipated Upcoming Milestones

•	August 14, 2015 – PDUFA date for label expansion for PROCYSBI to include nephropathic cystinosis patients aged 2-6 years

•	2H15 – RP103 Phase 2b CyNCh data in pediatric NASH

•	2H15 – 36-month data from the RP103 Phase 2/3 CYST-HD study in Huntington’s disease

•	2H15 – Interim RP103 Phase 2 data in mitochondrial disorders including Leigh syndrome

•	2015 – Regulatory guidance update regarding clinical development and approval pathway of RP103 in Huntington’s disease

Conference Call and Webcast Information

Raptor will conduct a conference call and live audio webcast at 4:30 p.m. ET (1:30 p.m. PT) today. The live call may be accessed by dialing (888) 346-9290 for domestic callers or (412) 902-4275 for international callers and using the conference ID number 10065144. A live webcast of the conference call will be available online from the investor relations section of the company website at www.raptorpharma.com. After the call, a webcast replay will be available on the Raptor website for 90 days. A telephone replay of the call will be available by dialing (877) 344-7529 for domestic callers, or (412) 317-0088 for international callers, and using the conference ID number 10065144.

Non-GAAP Financial Information and Other Disclosures

Raptor uses non-GAAP financial measures, such as non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating expense, to assess and analyze its operational results and trends and to make financial and operational decisions. Raptor believes these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding Raptor’s operating performance and exclude non-cash stock-based compensation expenses which fluctuate from period to period based on factors that are not within the company's control, such as the company's stock price. These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as net loss, net loss per share and total operating expense, and should not be considered measures of Raptor’s liquidity. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations between non-GAAP financial measures and GAAP financial measures are included in the table accompanying this press release after the unaudited consolidated financial statements. GAAP operating expense for 2015 is not readily determinable due to the volatility of the company's common stock, which directly affects stock-based compensation expense.

About Raptor Pharmaceutical Corp.

Raptor Pharmaceutical Corp. is a global biopharmaceutical company focused on the development and commercialization of life-altering therapeutics that treat rare, debilitating and often fatal diseases. The company is engaged in multiple therapeutic areas such as nephropathic cystinosis, Huntington's disease (HD), nonalcoholic steatohepatitis (NASH), and Leigh syndrome and other mitochondrial diseases. With an approved product in the U.S. and EU, Raptor also holds several orphan drug designations, including exclusivity for nephropathic cystinosis in the U.S. and EU, and orphan drug designation for HD in the U.S. and EU. A request for orphan designation for Leigh syndrome has been submitted to the FDA. Raptor holds intellectual property for the use of cysteamine in HD and other neurodegenerative disorders including Parkinson's disease and Rett syndrome. For additional information, please visit www.raptorpharma.com.

About PROCYSBI® (cysteamine bitartrate) delayed-release capsules

PROCYSBI is a cystine depleting agent that is approved in the U.S. for the management of nephropathic cystinosis in adults and children ages 6 years and older. It is contraindicated in patients with a hypersensitivity to penicillamine. The most commonly reported side effects are vomiting, abdominal pain/discomfort, headaches, nausea, diarrhea, anorexia/decreased appetite, breath odor, fatigue, dizziness, skin odor and rash. For additional information on PROCYSBI, including full prescribing information, please visit www.procysbi.com.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are indicated by words or phrases such as "believes," "expects," "anticipates," "estimates," "plans," "continuing," "ongoing," "projected" and similar words or phrases and relate to future events or our future results of operations or future financial performance, including, but not limited to, statements regarding advancing and expanding the company’s portfolio, Raptor’s expected net product sales for PROCYSBI for 2015, projected non-GAAP operating expenses for 2015 and volatility of the company’s common stock price and its effect on stock-based compensation expense, sales in additional territories, clinical trial activities and results, regulatory filings, decisions and updates and upcoming milestones. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the company's actual results to be materially different from these forward-looking statements. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Factors which may contribute to differences in actual results include, among others: market acceptance and sales of PROCYSBI in the U.S. and other territories; Raptor's ability to expand the use of RP103 and to receive regulatory approval for other indications; Raptor's reliance on a single active pharmaceutical ingredient supplier and other third parties in connection with drug product development; compliance with healthcare regulations, ongoing regulatory requirements and potential penalties; any serious adverse side effects associated with PROCYSBI or any other future products and product liability claims; third-party payor coverage, reimbursement and pricing; enacted and future healthcare legislation; Raptor's ability to obtain and maintain orphan drug or other regulatory exclusivity for PROCYSBI or any other future products; the integration of European operations with U.S. operations; relationships with key scientific and medical collaborators; intellectual property protection and claims and continued license rights; and Raptor's ability to fund its operations and make required payments on its debt. Certain of these risks, uncertainties and other factors are described in greater detail in the company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's annual report for the twelve months ended December 31, 2014 on Form 10-K filed with the SEC on March 2, 2015, the Prospectus Supplement for the company’s recent follow-on offering filed with the SEC on April 2, 2015 and other periodic reports filed with SEC, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements except as may be required by law.

CONTACT: Kimberly Lee, D.O. Vice President, Corporate Strategy and Communications (415) 408-6351 klee@raptorpharma.com	MEDIA CONTACT: Cammy Duong Canale Communications (619) 849-5382 cammy@canalecomm.com

INVESTOR CONTACT: Robert H. Uhl Managing Director Westwicke Partners, LLC (858) 356-5932 robert.uhl@westwicke.com

Raptor Pharmaceutical Corp.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except shares and per share data)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$134,537	$149,613
Restricted cash	1,492	1,562
Accounts receivable	10,850	7,455
Inventories	4,317	9,134
Prepaid expenses and other	2,952	3,841
Total current assets	154,148	171,605
Noncurrent assets:
Fixed assets, net	7,623	5,880
Goodwill	3,275	3,275
Intangible assets, net	2,914	2,974
Other assets	5,050	5,332
Total Assets	$173,010	$189,066

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,245	$2,550
Accrued liabilities	17,245	16,859
Common stock warrant liability	766	711
Note payable, current portion	12,000	9,000
Total current liabilities	31,256	29,120
Noncurrent liabilities:
Note payable, net of current portion	48,000	51,000
Convertible notes	60,000	60,000
Total liabilities	139,256	140,120

Stockholders' equity:
Preferred stock, $0.001 par value per share, 15,000,000 shares authorized, zero shares issued and outstanding	-	-
Common stock, $0.001 par value per share, 150,000,000 shares authorized, 69,394,765 and 68,861,366 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	69	69
Additional paid-in capital	311,870	306,832
Accumulated other comprehensive loss	(607)	(60)
Accumulated deficit	(277,578)	(257,895)
Total stockholders' equity	33,754	48,946
Total Liabilities and Stockholders' Equity	$173,010	$189,066

Raptor Pharmaceutical Corp.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except shares and per share data)

	For the Three Months Ended March 31,
	2015	2014

Revenues	$20,453	$12,134
Cost of sales	3,722	1,314
Gross profit	16,731	10,820

Operating expenses:
Research and development	16,552	9,547
Selling, general and administrative	14,839	12,064
Total operating expenses	31,391	21,611

Loss from operations	$(14,660)	$(10,791)

Interest income	27	31
Interest expense	(4,498)	(2,979)
Foreign currency transaction (loss) gain	(476)	17
Adjustment to fair value of common stock warrants	(55)	(1,163)
Net loss before provision for income taxes	(19,662)	(14,885)
Provision for income taxes	(21)	(6)

Net Loss	$(19,683)	$(14,891)
Other comprehensive income (loss):
Foreign currency translation gain (loss)	(547)	150

Comprehensive Loss	$(20,230)	$(14,741)

Net loss per share:
Basic and diluted	$(0.28)	$(0.24)

Weighted-average shares outstanding:
Basic and diluted	69,140,642	62,118,796

Raptor Pharmaceutical Corp.
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)
(In thousands, except shares and per share data)

	For the Three Months Ended March 31,
	2015	2014

Net loss	$(19,683)	$(14,891)

Stock-based compensation expense	2,853	2,375

Non-GAAP Loss	$(16,830)	$(12,516)

Non-GAAP Net loss per share:
Basic and diluted	$(0.24)	$(0.20)

Weighted-average shares outstanding:
Basic and diluted	69,140,642	62,118,796